Exhibit 10.2

ADDENDUM TO COMMERCIAL SUBLEASE

This is an Addendum to that Commercial Sublease (Master Lease) dated October 16th, 2003 and is made between KZG (hereinafter “Sublessor”) and Save the World Air, Inc. (hereinafter “Sublessee”).

Sublessee hereby leases from Sublessor the additional premises described herein on the following terms and conditions.

1. Description of Additional Sublet Property.

Sublessor sublets one additional office on the South side of the building located at 5125 Lankershim Blvd., North Hollywood, CA 91601.

2. Term and Rent.

Sublessor demises the additional premises for a term to run concurrent with the Master Lease and shall commence June 1, 2004 and terminating on October 31, 2005, or sooner as provided herein at an additional rental of $1,400 per month payable in equal installments in advance on the first day of each month in the sum of $1,400 per month during the term of the Master Lease.

3. Option to Renew.

Provided that Sublessee is not in default in the performance of this lease and the Master lease, Sublessee shall have the option to renew the Sublease for an additional term of two years commencing at the expiration of the initial lease term. All of the terms and conditions of the Sublease shall apply during the renewal term except that the Sublease payment shall be 10% greater for this additional space, which will bring the total due for the initial space in the master lease ($2,000) and this additional space ($1,400) a total of $3,400 shall be 10% greater or $3,740 per month. The option shall be exercised by a written notice given to Sublessor not less than sixty (60) days prior to the expiration of the initial Sublease term. If notice is not timely given, this option will expire.

4. All other Terms and Conditions from the Commercial Sublease (Master Lease) shall remain in full force and effect.

Signed this 15th day of June, 2004 in North Hollywood, California:

SAVE THE WORLD AIR, INC.	KZG

/s/ EUGENE EICHLER	/s/ JENNIFER KING
By: Gene Eichler	By: Jennifer King
Title: CFO	Title: President